Exhibit 99.1

NEWS RELEASE

Tops Markets, LLC, PO Box 1027, Buffalo, NY 14240-1027

For more information contact:
David Langless, EVP & Chief Financial Officer
Phone: (716) 635-5000
Email: dlangless@topsmarkets.com

FOR IMMEDIATE RELEASE

Tops Holding II Corporation Reports First Quarter 2017 Results

First quarter net sales increased 3.8%; inside sales up 3.1%

WILLIAMSVILLE, NY, June 6, 2017 – Tops Holding II Corporation (“Tops” or the “Company”),
the indirect parent of Tops Markets, LLC (“Tops Markets”), a leading supermarket retailer serving Upstate New York, Northern Pennsylvania, Western Vermont and North Central Massachusetts, today reported financial results for the first quarter ended April 22, 2017 (first quarter of “Fiscal 2017”).

“Our first quarter certainly had its challenges and mirrored industry-wide trends.  We were encouraged, however, as the bulk of the challenges hit during the beginning of the period.  As we progressed through the quarter, we saw an improved trend in sales and profitability,” commented Frank Curci, Tops Chairman and CEO.  “Taking a closer look, we are seeing significantly improved performance in the six store group that we acquired in August 2016, as promotional programs are taking hold and we better leverage our labor.  Importantly, these combined locations contributed positively to our bottom line by the end of the quarter.”

Mr. Curci added, “Looking forward, we are finally starting to see some food cost deflation relief as certain categories are beginning to stabilize.  We are also ramping up promotions in the second quarter as we look to drive top-line growth while continuing to balance our margin profile.”

Fiscal 2017 First Quarter Results (Narrative compares with prior-year period unless otherwise noted)

($ in thousands)

	16-week periods ended
	April 22, 2017	April 23, 2016	$ Change	% Change
Inside sales	$699,167	$678,124	$21,043	3.1%
Fuel sales	41,661	35,612	6,049	17.0%
Net sales	740,828	713,736	27,092	3.8%
Gross profit	$216,775	$215,056	$1,719	0.8%
Gross profit margin	29.3%	30.1%
Operating income	$2,981	$10,308	$(7,327)	(71.1)%
Operating margin	0.4%	1.4%
Net loss	$(22,840)	$(15,150)	$(7,690)	(50.8)%

Sales growth reflected $44.3 million of incremental inside sales from nine acquired and new supermarkets opened since April 2016.  Same store sales decreased 3.4% due to food cost deflation in certain categories, including meat, as well as lower traffic and decreased federal funding for the Supplemental Nutritional Assistance Program (“SNAP”), which had an estimated negative impact of 40 basis points on same store sales.

Tops Holding II Corporation Reports First Quarter 2017 Results

June 6, 2017

Fuel sales increased primarily as a result of a 23.2% increase in the average retail price per gallon, net of applicable discounts, partially offset by a 5.0% decrease in gallons sold due to a gas points promotion program during the 2016 period that was not repeated in the 2017 period.  At quarter-end, there were 52 corporate fuel stations in operation.

The 80 basis points decrease in gross profit margin was attributable to a shift in product mix given the larger proportion of relatively lower margin fuel sales and a $0.7 million increase in non-cash LIFO inventory valuation expense.  Excluding the impact of LIFO adjustments and before distribution costs, gross profit margin on inside sales was relatively flat on a same store basis, with an overall 20 basis points decline attributable to increased promotional activity related to recent new store additions.  Also negatively impacting results during the period was an increase in distribution costs due to a $1.1 million increase in self-insured workers’ compensation claims expense due to adverse warehouse claims activity, and a $0.5 million increase in health and welfare expense.

Total operating expenses were $213.8 million, up $9.0 million, and, as a percentage of net sales, increased 20 basis points to 28.9%.  Wages, salaries and benefits were up $8.0 million primarily due to new stores, an increase in the New York State minimum wage rate from $9.00 to $9.70, as well as an increase in pension and health and welfare costs.

As a result, net loss was $22.8 million compared with $15.2 million during the first quarter of 2016.

To provide investors with a greater understanding of its operating performance, in addition to reporting results in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Tops provides supplemental reporting on EBITDA and Adjusted EBITDA, both non-GAAP measures.

First quarter 2017 EBITDA was $26.4 million compared with $33.9 million in the prior-year period.  Adjusted EBITDA, which excludes specified non-cash and items that are not indicative of our core operating performance, was $30.9 million, down $6.3 million from the 2016 first quarter.

See “Non-GAAP Financial Measures” below for a discussion of EBITDA and Adjusted EBITDA, and the attached table for a reconciliation to GAAP net loss.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents were $24.4 million at April 22, 2017 compared with $25.0 million at December 31, 2016.  Cash used in operating activities during the first quarter was $0.4 million compared with $10.4 million of cash provided by operating activities during the prior-year period.  The change was primarily due to a larger net loss, adjusted for non-cash income and expense, of $7.1 million, and working capital changes, inclusive of a reduction of accrued expenses that included an $11.5 million reduction in accrued third-party gift card obligations.  This negative cash flow impact was $6.1 million higher in the first quarter of 2017 compared to the comparable 2016 quarter due to the special gift card promotional program that was run in the fourth quarter of 2016.

Capital expenditures were $8.5 million in the first quarter and were largely related to store remodels and maintenance activities.  The Company expects to invest $20 to $25 million in capital expenditures during Fiscal 2017.

As of April 22, 2017, exclusive of the discount on the 2018 Notes and deferred financing fees, total debt including capital leases was $882.5 million compared with $873.2 million at December 31, 2016.
The unused availability under the Company’s asset based lending facility was $18.2 million after giving effect to the borrowing base calculation, $25.1 million of letters of credit outstanding and $86.0 million of borrowings outstanding.

Tops Holding II Corporation Reports First Quarter 2017 Results

June 6, 2017

Tops expects that cash generated from operations and availability under the ABL Facility will provide sufficient liquidity to fund debt service requirements, investments in working capital, capital expenditures, acquisitions and other cash requirements for the next twelve months.

Conference Call Details

Tops will host a conference call on Thursday, June 8, 2017, beginning at 11:00 a.m. Eastern Time.
During the call, management will review the financial and operating results for the first quarter of 2017, and discuss Tops’ corporate strategy and outlook.  A question-and-answer session will follow.

The conference call can be accessed by dialing (201) 689-8560.

A telephonic replay will be available from 2:00 p.m. ET on the day of the teleconference until Thursday, June 22, 2017.  To listen to the replay, dial (412) 317-6671 and enter replay pin number 13660228.

About Tops Holding II Corporation

Tops is the parent of Tops Holding LLC and the indirect parent of Tops Markets, LLC, which is headquartered in Williamsville, NY, and operates 172 corporate full-service supermarkets including 171 under the Tops banner and one under the Orchard Fresh banner, with an additional five supermarkets operated by franchisees under the Tops banner.  Tops employs approximately 14,400 associates, and is a leading full-service grocery retailer serving Upstate New York, Northern Pennsylvania, Western Vermont and North Central Massachusetts.  Tops’ strategy is to build on its solid market share in the areas it operates by continuing to differentiate itself from competitors by offering quality products at affordable prices with superior customer service and by remaining an integral part of the community.

For more information about Tops Markets, visit the Company's website at www.topsmarkets.com.

Safe Harbor Statement

The information made available in this news release contains forward-looking statements, which are generally statements about future events, plans, objectives and performance.  Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements.  Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict.  Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, occur, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  Important factors relating to these risks and uncertainties include, but are not limited to the following:

•	current economic conditions, food cost deflation, and the impact on consumer demand and spending and our pricing strategy;
•	pricing and market strategies, the expansion, consolidation and other activities of competitors, and our ability to respond to the promotional practices of competitors;
•	our ability to effectively increase or maintain our profit margins;
•	the success of our store acquisition, construction and remodel programs;
•	fluctuations in utility, fuel and commodity prices which could impact consumer spending and buying habits and the cost of doing business;
•	risks inherent in our fuel station operations;
•	our exposure to local economies and other adverse conditions due to our geographic concentration;
•	risks of natural disasters and severe weather conditions;
•	supply problems with our suppliers and vendors;

Tops Holding II Corporation Reports First Quarter 2017 Results

June 6, 2017

•	our relationships with our unions and unionized employees, the terms of future collective bargaining agreements or labor strikes;
•	increased operating costs resulting from increases in the minimum wage, rising employee benefit costs or pension funding obligations;
•	changes in, or the failure or inability to comply with, laws and governmental regulations applicable to the operation of our pharmacy and other businesses;
•	the adequacy of our insurance coverage against claims of our customers in connection with our pharmacy services;
•	estimates of the amount and timing of payments under our self-insurance policies;
•	risks of liability under environmental laws and regulations;
•	our ability to maintain and improve our information technology systems;
•	events that give rise to actual or potential food contamination, drug contamination or food-borne illness or any adverse publicity relating to these types of concerns, whether or not valid;
•	threats or potential threats to security;
•	our ability to retain key personnel;
•	risks of data security breaches or losses of confidential customer information;
•	risks relating to our substantial indebtedness including our ability to repay or refinance our outstanding 2018 Notes, which mature in June 2018;
•	claims against us or legal proceedings in which we are involved; and
•	other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for Fiscal 2016.

We caution that investors should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made.  We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, we provide information regarding EBITDA and Adjusted EBITDA.  We define EBITDA as earnings before interest, taxes, depreciation and amortization.  We define Adjusted EBITDA as EBITDA adjusted to exclude certain non-cash items and items that are not indicative of our core operating performance including such items as LIFO inventory valuation adjustments, share-based compensation expense, legal and professional fees related to unusual or non-recurring matters, impairment of long-lived assets, debt extinguishment costs, gains or losses on asset sales outside the normal course of business, and material acquisition and integration costs.  We use EBITDA and Adjusted EBITDA to evaluate our operating performance, and they are among the primary measures used by management for planning and forecasting for future periods.  We believe the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and, with respect to EBITDA, makes it easier to compare our results with other companies that have different financing and capital structures.  See the last page of this release for a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure, which we believe is net loss.

FINANCIAL TABLES FOLLOW.

Tops Holding II Corporation Reports First Quarter 2017 Results

June 6, 2017

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

(Unaudited)

	16-week periods ended
	April 22, 2017	April 23, 2016	$ Change	% Change
Net sales	$740,828	$713,736	$27,092	3.8%
Cost of goods sold	(509,450)	(486,866)	(22,584)	(4.6)%
Distribution costs	(14,603)	(11,814)	(2,789)	(23.6)%
Gross profit	216,775	215,056	1,719	0.8%

Operating expenses:
Wages, salaries and benefits	(115,868)	(107,833)	(8,035)	(7.5)%
Selling and general expenses	(38,063)	(36,505)	(1,558)	(4.3)%
Administrative expenses (inclusive of share- based compensation expense of $18 and $89)	(23,517)	(25,470)	1,953	7.7%
Rent expense, net	(9,931)	(8,601)	(1,330)	(15.5)%
Depreciation and amortization	(19,993)	(19,915)	(78)	(0.4)%
Advertising	(6,422)	(6,424)	2	0.0%
Total operating expenses	(213,794)	(204,748)	(9,046)	(4.4)%
Operating income	2,981	10,308	(7,327)	(71.1)%
Interest expense, net	(25,148)	(24,887)	(261)	(1.0)%
Loss before income taxes	(22,167)	(14,579)	(7,588)	(52.0)%
Income tax expense	(673)	(571)	(102)	(17.9)%
Net loss	$(22,840)	$(15,150)	$(7,690)	(50.8)%

Tops Holding II Corporation Reports First Quarter 2017 Results

June 6, 2017

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	April 22, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$24,414	$24,994
Accounts receivable, net	68,905	76,874
Inventory, net	153,452	153,306
Prepaid expenses and other current assets	17,011	15,889
Total current assets	263,782	271,063
Property and equipment, net	335,340	348,299
Goodwill	219,886	219,886
Intangible assets, net	166,035	168,385
Other assets	21,170	19,245
Total assets	$1,006,213	$1,026,878

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$75,050	$76,930
Accrued expenses and other current liabilities	97,274	106,266
Current portion of capital lease obligations	10,576	10,490
Current portion of long-term debt	1,916	3,120
Total current liabilities	184,816	196,806
Capital lease obligations	136,711	139,240
Long-term debt, net	722,867	709,206
Other long-term liabilities	56,929	54,494
Deferred tax liabilities, net	46,089	45,509
Total liabilities	1,147,412	1,145,255

Common stock ($0.001 par value; 300,000 authorized shares, 126,560 shares issued and 126,559 shares outstanding as of April 22, 2017 and December 31, 2016)	—	—
Treasury stock (at cost; 1 share as of April 22, 2017 and December 31, 2016)	(1)	(1)
Paid-in capital	6,399	6,381
Accumulated deficit	(146,195)	(123,355)
Accumulated other comprehensive loss, net of tax	(1,402)	(1,402)
Total shareholders' deficit	(141,199)	(118,377)
Total liabilities and shareholders' deficit	$1,006,213	$1,026,878

Tops Holding II Corporation Reports First Quarter 2017 Results

June 6, 2017

TOPS HOLDING II CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	16-week periods ended
	April 22, 2017	April 23, 2016
Cash flows (used in) provided by operating activities:
Net loss	$(22,840)	$(15,150)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	23,409	23,614
LIFO inventory valuation adjustments	1,132	369
Amortization of deferred financing costs	701	731
Deferred income taxes	580	545
Straight-line rent adjustment	294	266
Share-based compensation expense	18	89
Other	186	153
Changes in operating assets and liabilities:
Decrease in accounts receivable	7,969	7,689
Increase in inventory, net	(1,278)	(3,849)
(Increase) decrease in prepaid expenses and other current assets	(1,122)	2,682
Increase in other assets	(1,925)	(1,925)
Decrease in accounts payable	(1,527)	(7,427)
(Decrease) increase in accrued expenses and other current liabilities	(8,332)	863
Increase in other long-term liabilities	2,299	1,799
Net cash (used in) provided by operating activities	(436)	10,449
Cash flows used in investing activities:
Cash paid for property and equipment	(8,512)	(8,685)
Cash proceeds from sale of assets	—	413
Net cash used in investing activities	(8,512)	(8,272)
Cash flows provided by (used in) financing activities:
Borrowings on 2021 ABL Facility	244,100	—
Repayments on 2021 ABL Facility	(231,000)	—
Borrowings on 2017 ABL Facility	—	293,000
Repayments on 2017 ABL Facility	—	(290,800)
Principal payments on capital leases	(3,243)	(2,644)
Repayments of long-term debt borrowings	(1,421)	(2,043)
Deferred financing costs paid	(44)	—
Change in bank overdraft position	(24)	(551)
Dividends to Tops MBO Corporation	—	(2,015)
Capital contribution	—	326
Net cash provided by (used in) financing activities	8,368	(4,727)
Net decrease in cash and cash equivalents	(580)	(2,550)
Cash and cash equivalents–beginning of period	24,994	35,557
Cash and cash equivalents–end of period	$24,414	$33,007

Tops Holding II Corporation Reports First Quarter 2017 Results

June 6, 2017

TOPS HOLDING II CORPORATION

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

	16-week periods ended
	April 22, 2017	April 23, 2016
Net loss	$(22,840)	$(15,150)
Depreciation and amortization	23,409	23,614
Interest expense	25,148	24,887
Income tax expense	673	571
EBITDA	26,390	33,922
Teamsters arbitration legal and professional fees (a)	1,596	2,177
LIFO inventory valuation adjustments (b)	1,132	369
Potential transaction costs (c)	1,092	—
Store acquisition and integration costs (d)	140	—
Share-based compensation expense (e)	18	341
Other (f)	483	308
Total adjustments to EBITDA	4,461	3,195
Adjusted EBITDA	$30,851	$37,117

Notes:

(a)	Legal and professional fees related to the dispute and associated arbitration with the New York State Teamsters Conference Pension and Retirement Fund.
(b)

Eliminates the non-cash impact of last-in, first-out (“LIFO”) accounting, which represents the difference between certain inventories valued under the first-in, first-out (“FIFO”) inventory method and the LIFO inventory method.

(c)	Legal and professional fees incurred in connection with a potential transaction.
(d)	Costs associated with the acquisition and integration of the six stores acquired in Eastern New York and North Central Massachusetts.
(e)	Compensation costs related to stock option grants.
(f)	Other items not related to continuing operations.